Exhibit 10.2

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT (this “Amendment”) is entered into as of July 13, 2018, by and among (a) DELEK US HOLDINGS, INC., a Delaware corporation, as administrative borrower (in such capacity, “Administrative Borrower”) for itself and the other Borrowers party to the Credit Agreement referred to below, (b) WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, “Agent”), and (c) the Issuing Banks party hereto (each, a “Consenting Issuing Bank” and collectively, the “Consenting Issuing Banks”). All terms used herein that are defined in the Credit Agreement (as defined below) and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, Borrowers, Guarantors, Lenders, and Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2018 (as the same may now exists and may be amended, modified, supplemented, extended, renewed, restated, or replaced from time to time, the “Credit Agreement”);
WHEREAS, in accordance with the Credit Agreement, Lenders have made and continue to make Loans and other financial accommodations to and for the benefit of Borrowers, in each instance pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement;
WHEREAS, Administrative Borrower has requested, and the Consenting Issuing Banks have agreed, to re-allocate such Consenting Issuing Banks’ Individual Letter of Credit Sublimits, as hereafter set forth; and
WHEREAS, Administrative Borrower, Agent, and the Consenting Issuing Banks are willing to amend the Credit Agreement on the First Amendment Effective Date (as defined below), as set forth herein, subject to the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into and made a part of this Amendment, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned, intending to be legally bound, does hereby agree as follows:
AGREEMENT

1.Amendment. Schedule 1.2 to the Credit Agreement is hereby amended and restated in its entirety in the form appended to this Amendment as Exhibit A, and the respective Individual Letter of Credit Sublimits of the Consenting Issuing Banks are hereby re-allocated as set forth therein.
2.Representations and Warranties. Administrative Borrower, on behalf of itself and each other Loan Party, hereby represents and warrants to Agent and each other member of the Lender Group, that (i) the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party (including, without limitation, this Amendment) have been duly authorized by all necessary action on the part of such Loan Party, and (ii) each Loan Document (including, without limitation, this Amendment) has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’

rights generally, and (iii) the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party (including, without limitation, this Amendment) do not and will not (x) violate (A) any provision of federal, state, provincial, or local law or regulation applicable to any Loan Party or its Restricted Subsidiaries, where such violation could reasonably be expected to have a Material Adverse Effect, (B) the Governing Documents of any Loan Party, or (C) any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party where such violation could reasonably be expected to have a Material Adverse Effect, or (y) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under (A) any Material Contract or any Intermediation Facility where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or (B) any Term Loan Document of any Loan Party or its Restricted Subsidiaries.
3.Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “First Amendment Effective Date”):
(a)    After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
(b)    The Agent shall have received counterparts of the signature pages to this Amendment, duly executed by Administrative Borrower and each Consenting Issuing Bank.
4.Continued Effectiveness of the Credit Agreement and other Loan Documents. Administrative Borrower, on behalf of itself and each other Loan Party, hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Credit Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the First Amendment Effective Date all references in the Credit Agreement and any such other Loan Document to “the Credit Agreement,” the “Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (c) confirms and agrees that to the extent that the Credit Agreement and any such other Loan Document purports to assign or pledge to Agent for the benefit of Lender Group, or to grant to Agent for the benefit of Lender Group and Bank Product Providers, a security interest in or Lien on, any Collateral as security for the Obligations of any Loan Party from time to time existing in respect of the Credit Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment, and/or grant of which security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the Obligations of any Loan Party, other than as expressly provided herein, including, without limitation, Borrowers’ obligation to repay the Loans in accordance with the terms of Credit Agreement, pay or repay all other Obligations as provided in the Loan Documents to which it is a party, all of which Obligations shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
5.Miscellaneous.
(a)    This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
(b)    Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.
(c)    THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(d)    Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.
(e)    Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.
(f)    Borrowers will pay on demand all Lender Group Expenses in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Credit Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to Agent.
[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

DELEK US HOLDINGS, INC., as Administrative Borrower

By: [signature] [signature]

Name: KEVIN L. KREMKE GREG INTEMANN

Title: EVP - CFO VP - TREASURER

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent, a Lender, and a Consenting Issuing Bank

By: ______________________________
Name: Ryan Tozier
Title: Vice-President

BANK OF MONTREAL,
as a Lender and a Consenting Issuing Bank

By: Kara Goodwin
Name: Kara Goodwin
Title: Managing Director

EXHIBIT A TO
AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Schedule 1.2
Individual Letter of Credit Sublimits

Lender	Individual Letter of Credit Sublimit
Wells Fargo Bank, National Association	$235,000,000
Bank Leumi USA	$15,000,000
Israel Discount Bank of New York	$10,000,000
Fifth Third Bank	$5,000,000
Bank of Montreal	$35,000,000
Total	$300,000,000